Exhibit 10.3
AMENDMENT TO THE
TRUE RELIGION APPAREL, INC.
2005 STOCK INCENTIVE PLAN
     THIS AMENDMENT to the True Religion Apparel, Inc. 2005 Stock Incentive Plan (the “Plan”) has been adopted by action of the Board of Directors of True Religion Apparel, Inc. (the “Corporation”), on March 5, 2007, to be effective January 1, 2007 with respect to all shares of Common Stock issued on or after January 1, 2007 under the Stock Issuance Program set forth in Article Three of the Plan. Pursuant to paragraph 1 of Section E of Article Five of the Plan, the Corporation hereby amends the Plan in the following respects only:
     A. Subparagraph (2) of Paragraph 1 of Section B of Article Three of the Plan is amended in its entirety to read as follows:
     (2) Subject to the provisions of Section A of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration that the Plan Administrator may deem appropriate in each individual instance:
     a) cash or certified check payable to the Corporation, or
     b) past services rendered to the Corporation (or any Parent or Subsidiary), or
     c) future services to be rendered to the Corporation (or any Parent or Subsidiary), or
     d) any other consideration that may be accepted for the issuance of shares under applicable law.
     B. Except for the amendments set forth herein, the Plan shall remain in full force and effect.
     IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer on the date set forth below, but to be effective as indicated herein.

TRUE RELIGION APPAREL, INC.

By:	/s/ Michael Buckley	Date:	March 6, 2007

Name: Michael Buckley Title: President